                                                                         EX-21.1

SUBSIDIARIES OF THE REGISTRANT

      SUBSIDIARY                                    JURISDICTION
--------------------------------                    ------------
Larson-Juhl US LLC                                   Georgia
Larson-Juhl International, L.L.C                     Georgia
Robert F. de Castro, Inc.                            Louisiana
Glass Corporation of America, Inc.                   Louisiana
Larson-Juhl Canada Ltd.                              Canada
Larson-Juhl Wels GmbH                                Austria
Nottling Larson-Juhl GmbH                            Austria
Larson-Juhl Germany GmbH                             Germany
Larson-Juhl Rahmen GmbH & Co. Handels-KG             Germany
Larson-Juhl Rahmen GmbH                              Germany
Larson-Juhl France, L.L.C.                           Georgia
Larson-Juhl France S.A.R.L.                          France
Senelar Larson-Juhl SA                               France
Larson-Juhl Hellas Picture Frames S.A.               Greece
LAC-ART Larson-Juhl Single Partner L.L.C.            Greece
Larson-Juhl Netherlands, L.L.C.                      Georgia
Larson-Juhl Netherlands B.V.                         Netherlands
Dutch Frame Company B.V.                             Netherlands
Styling Design Barneveld B.V.                        Netherlands
Lever's Lijstenfabriek B.V.                          Netherlands
Larson-Juhl Training and Equipment B.V.              Netherlands
ERIJKO Lijsten B.V.                                  Netherlands
Barth Lijsten Boxtel B.V.                            Netherlands

Barth Lijsten Nederland B.V.                         Netherlands
Larson-Juhl Seoul, L.L.C.                            Georgia
Larson-Juhl Korea, L.L.C.                            Georgia
Larson-Juhl Korea Limited                            Korea
Lira, A.S.                                           Czech Republic
Northampton Acquisition Limited                      U.K.
Magnolia Group Limited                               U.K.
Arquati U.K. Limited                                 U.K.
Larson-Juhl (UK) Limited                             U.K.
Larson-Juhl South Africa L.L.C.                      Georgia
Larson-Juhl Sweden A.B.                              Sweden
Tranaslist, A.B.                                     Sweden
Heinonsalo Larson-Juhl Oy                            Finland
Larson-Juhl Baltic                                   Latvia
Halvorsens Larson-Juhl, A.S.                         Norway
Larson-Juhl Nippon Corporation                       Japan
Larson-Juhl Italia s.r.l.                            Italy
Arcobalegno s.r.l.                                   Italy
Larson-Juhl Australia, L.L.C.                        Georgia